Exhibit 99.3

HC2 HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2021 and year ended December 31, 2020 of HC2 Holdings, Inc. ("HC2", "we", "us", "the Company", or "our") give effect to the following acquisition of Banker Steel Holdco LLC ("Banker Steel").

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 give effect to the acquisition as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined financial statements and the notes to the unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with:

•Our historical unaudited condensed consolidated financial statements, related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2021, filed on August 6, 2021.

•Our historical audited consolidated financial statements, related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K as of and for the year ended December 31, 2020, filed on March 10, 2021.

•Our historical unaudited pro forma financial statements and related notes giving effect to the disposition of Continental Insurance Group Ltd. and its wholly-owned subsidiaries Continental General Insurance Company and Continental LTC Inc. (the "Insurance Disposition") on Form 8-K, filed on July 1, 2021.

•Banker Steel historical unaudited condensed financial statements and related notes as of and for the three months ended March 31, 2021 (filed herein as Exhibit 99.1 to the Current Report on Form 8-K/A, filed on August 13, 2021)

•Banker Steel historical audited financial statements and related notes as of and for the year ended December 31, 2020 (filed as Exhibit 99.2 to the Current Report on Form 8-K/A, filed on August 13, 2021)

The unaudited pro forma condensed combined financial statements have been prepared by HC2’s management using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America and are not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisitions been completed as of the dates indicated, nor are they meant to be indicative of the Company's anticipated combined financial position or future results of operations that the Company will experience after the acquisitions.

The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of operations of the combined company.

In connection with the post-acquisition integration of the operations of Banker Steel, HC2 anticipates that nonrecurring integration charges will be incurred. HC2 is not able to determine the timing, nature, and amount of these charges as of the date of this filing. However, these charges will impact the results of operations of the combined company in the period in which they are incurred.

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Six Months Ended June 30, 2021 (in millions, except per share data amounts)
	HC2	Banker Steel (Note 4)	Pro Forma Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma

Revenue	$415.6	$197.5	$—		$—		$613.1
Cost of revenue	348.7	174.7	0.2	(7a)	—		523.6
Gross profit	66.9	22.8	(0.2)		—		89.5
Operating expenses
Selling, general and administrative	76.6	12.5	(2.3)	(7b)	—		86.8
Depreciation and amortization	8.7	0.5	4.0	(7c)	—		13.2
Other operating expenses	0.2	—	—		—		0.2
(Loss) income from operations	(18.6)	9.8	(1.9)		—		(10.7)
Other (expense) income:
Interest expense	(33.8)	(0.8)	—		0.6	(7f)	(34.0)
Loss on early extinguishment of debt	(12.4)	—	—		—		(12.4)
Income from equity investees	3.8	—	—		—		3.8
Other (expense) income	(1.9)	(0.4)	—		—		(2.3)
(Loss) income before income taxes	(62.9)	8.6	(1.9)		0.6		(55.6)
Income tax expense	(3.7)	(0.5)	—	(7e)	—		(4.2)
(Loss) income from continuing operations	$(66.6)	$8.1	$(1.9)		$0.6		$(59.8)

Loss per common share - continuing operations
Basic	$(0.82)						$(0.73)
Diluted	$(0.82)						$(0.73)

Weighted average common shares outstanding
Basic	77.1						77.1
Diluted	77.1						77.1

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2020 (in millions, except per share data amounts)
	HC2 (Recast)	Banker Steel (Note 4)	Pro Forma Adjustments	Ref.	Financing Adjustments	Ref.	Pro Forma

Revenue	$716.9	$397.6	$—		$—		$1,114.5
Cost of revenue	588.5	338.6	2.2	(7a)	—		929.3
Gross profit	128.4	59.0	(2.2)		—		185.2
Operating expenses
Selling, general and administrative	145.4	31.6	(2.0)	(7b)	—		175.0
Depreciation and amortization	17.7	1.5	9.9	(7c)	—		29.1
Asset impairment expense	13.5	—	—		—		13.5
Other operating (income)	(20.0)	—	—		—		(20.0)
(Loss) income from operations	(28.2)	25.9	(10.1)		—		(12.4)
Other (expense) income:
Interest expense	(79.4)	(3.0)	—		3.0	(7f)	(79.4)
Loss on early extinguishment of debt	(9.4)	—	—		—		(9.4)
Loss from equity investees	(3.4)	—	—		—		(3.4)
Other income (expenses)	65.6	(0.8)	—		—		64.8
(Loss) income before income taxes	(54.8)	22.1	(10.1)		3.0		(39.8)
Income tax expense	(15.8)	(0.6)	(1.5)	(7e)	—		(17.9)
Income (loss) from continuing operations	$(70.6)	$21.5	$(11.6)		$3.0		$(57.7)

Loss per share - continuing operations
Basic	$(1.58)						$(1.33)
Diluted	$(1.58)						$(1.33)

Weighted average common shares outstanding
Basic	50.3						50.3
Diluted	50.7						50.7

See notes to unaudited pro forma condensed combined financial statements

HC2 HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in millions, except as noted otherwise)

1.    Description of the Transaction

On May 27, 2021, HC2 Holdings, Inc. announced that DBM Global ("DBMG") completed the acquisition of 100% of the limited liability company membership interests of interest in Banker Steel. The purchase price for the acquisition of Banker Steel was $145.0 million. The acquisition was financed with $64.1 million from a partial draw on a new $110.0 million revolving credit facility, $49.6 million of sellers' notes, $6.3 million of assumed debt of Banker Steel, and $25.0 million in cash received from HC2 in the settlement of certain intercompany balances.

Banker Steel provides fabricated structural steel and erection services primarily for the East Coast and Southeast commercial and industrial construction market. Banker Steel consists of six operating companies: Banker Steel Co., LLC; NYC Constructors, LLC; Memco LLC; Derr & Isbell Construction LLC; Innovative Detailing and Engineering Solutions; and Lynchburg Freight and Specialty LLC.

2.    Basis of Presentation

The unaudited pro forma statements of operations give effect to the Banker Steel Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma consolidated statement of operations is derived from the unaudited historical financial statements of HC2 and Banker Steel for the six months ended June 30, 2021, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 is derived from the historical unaudited pro forma financial statements of HC2 recast to reflect the Insurance Disposition and the audited consolidated statements of operations Banker Steel, as adjusted to give effect to the transaction.

The acquisition of Banker Steel is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). ASC 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under the acquisition method of accounting, the purchase consideration is allocated to the assets acquired, including tangible assets, and identifiable intangible assets and liabilities assumed, based on their estimated fair market values on the date of acquisition. Any excess purchase price after the initial allocation to identifiable net tangible and identifiable intangible assets is assigned to goodwill. Amounts attributable to intangible assets other than goodwill are amortized using the straight-line method over the estimated economic useful life of the underlying intangible asset. Fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The size and breadth of the Banker Steel acquisition necessitates use of the allowable measurement period to adequately analyze all the factors used in establishing the asset and liability fair values as of the acquisition date. The preliminary acquisition accounting is based upon the Company’s estimates of fair value. The primary areas of the preliminary acquisition accounting that are not yet finalized include the following: (i) finalizing the review and valuation of property and equipment (including the models, key assumptions, estimates and inputs used), (ii) finalizing the review and valuation of related intangible assets (including key assumptions, inputs and estimates), (iii) finalizing the valuation of certain in-place contracts or contractual relationships (including but not limited to leases), (iv) finalizing our review of certain assets acquired and liabilities assumed, (v) finalizing our estimate of the impact of acquisition accounting on deferred income taxes or liabilities. As the initial acquisition accounting is based on our preliminary assessments, actual values may differ (possibly materially) when final information becomes available that differs from our current estimates. We will continue to evaluate these items, until they are satisfactorily resolved and adjust our acquisition accounting accordingly, within the allowable measurement period (not to exceed one year from the date of acquisition), as defined by ASC 805.

The unaudited pro forma consolidated financial statements are not necessarily indicative of what the results from operations actually would have been had the acquisition been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes.

3.    Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial statements, HC2 conducted a review of the accounting policies of Banker Steel to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to HC2’s accounting policies and classifications. Banker Steel had not yet adopted ASU 2016-02, Leases, and as a part of the acquisition, the Company performed an analysis to determine the proper accounting treatment for the adoption of ASU 2016-02, Leases. While the Company is still finalizing the acquisition accounting, as a result of the adoption, the Company recorded additional right of use assets and lease obligations of $37.0 million and $37.1 million, respectively. See Note 5. below for the pro forma impact on the Company's statement of operations.

4.     Conforming Adjustments

The following adjustments conform Banker Steel's results for the three months ended March 31, 2021 to the presentation of HC2’s consolidated financial statements and also incorporates the period April 1, 2021 to May 26, 2021 prior to the acquisition on May 27, 2021 by HC2 to reflect the full period results from January 1, 2021 to May 26, 2021. Unless otherwise indicated, defined line items included in the notes have the meanings given to them in the historical financial statements of Banker Steel.

BANKER STEEL UNAUDITED CONDENSED STATEMENT OF OPERATIONS For the Period January 1, 2021 - May 26, 2021 (in millions)
	Three Months Ended March 31, 2021
	Banker Steel March 31, 2021	Conforming Adjustments		Banker Steel, as Adjusted	April 1 - May 26, 2021	Total Historical Banker Steel

Revenue	$115.3	$—		$115.3	$82.2	$197.5
Cost of revenue	106.4	—		106.4	68.3	174.7
Gross Profit	8.9	—		8.9	13.9	22.8
Operating expenses
Selling, general and administrative	6.7	0.6	(1)	7.3	5.2	12.5
Depreciation and amortization	—	0.3	(1)	0.3	0.2	0.5
Income (loss) from operations	2.2	(0.9)		1.3	8.5	9.8
Other income (expense):
Other expense	(1.3)	1.3	(1)	—	(0.4)	(0.4)
Interest expense	(0.4)	—		(0.4)	(0.4)	(0.8)
Total other expense	(1.7)	1.3		(0.4)	(0.8)	(1.2)
Income before income taxes	0.5	0.4		0.9	7.7	8.6
Income tax (expense) benefit	—	(0.4)	(1)	(0.4)	(0.1)	(0.5)
Net income	$0.5	$—		$0.5	$7.6	$8.1

BANKER STEEL UNAUDITED CONDENSED STATEMENT OF OPERATIONS For the Twelve Months Ended December 31, 2020 (in millions)
	Banker Steel December 31, 2020	Conforming Adjustments		Banker Steel, as Adjusted

Revenue	$397.2	$0.4	(1)	$397.6
Cost of revenue	338.6	—		338.6
Gross Profit	58.6	0.4		59.0
Operating expenses
Selling, general and administrative	28.7	2.9	(1)	31.6
Depreciation and amortization	—	1.5	(1)	1.5
Income (loss) from operations	29.9	(4.0)		25.9
Other income (expense):
Other expense	(5.4)	5.4	(1)	—
Other income (expense)	—	(0.8)	(1)	(0.8)
Interest expense	(3.0)	—		(3.0)
Total other expense	(8.4)	4.6		(3.8)
Income before income taxes	21.5	0.6		22.1
Income tax (expense) benefit	—	(0.6)	(1)	(0.6)
Net income	$21.5	$—		$21.5
(1) Adjustment to reclassify historical Banker Steel financial statement presentation to HC2 financial statement presentation. Adjustments include the reclassification of acquisition costs, legal costs, and income tax expense from the Other expense line on the Banker Steel financial statements to their respective lines in the HC2 financial statement presentation.

5.     Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Pro Forma Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

		June 30, 2021	December 31, 2020
		Increase (decrease)
(7a)	Adjustments to Cost of revenue
	This adjustment reflects the impact of the adoption of ASC 842, which was not included in the Banker Steel financial statements.	$(0.5)	$(0.6)
	This adjustment reflects the impact of depreciation related to acquired assets.	0.7	2.8
		$0.2	$2.2

(7b)	Adjustments to Selling, general, and administrative expenses
	This adjustment reflects the elimination of transaction costs incurred by Banker Steel that are directly attributable and factually supportable to the Banker Acquisition but nonrecurring.	$(0.8)	$(2.0)
	This adjustment reflects the elimination of transaction costs incurred by DBMG that are directly attributable and factually supportable to the Banker Acquisition but nonrecurring.	(1.5)	—
		$(2.3)	$(2.0)

(7c)	Adjustments to Depreciation and amortization
	This adjustment reflects the impact of amortization and depreciation related to acquired assets.	$4.0	$9.9

(7e)	Adjustment to Income tax (expense) benefit
	This adjustment reflects the impact of the Banker Acquisition on income taxes. Due to the valuation allowance at HC2 Holdings, Inc. & Subsidiaries, there is no provision for income taxes except for state taxes in certain jurisdictions that Banker Steel files separately.	$—	$(1.5)
Financing Adjustments

Adjustments included in the "Pro Forma Adjustments" column in the accompanying unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:

		June 30, 2021	December 31, 2020
		Increase (decrease)
(7f)	Adjustments to Interest expense
	Adjustment to reflect interest expense on the refinancing of debt	$0.6	$3.0

EPS Adjustments

	Six Months Ended June 30, 2021
	As Filed	Banker Steel	Pro Forma Adjustments	Financing Adjustments	Pro Forma
(Loss) income from continuing operations	$(66.6)	$8.1	$(1.9)	$0.6	$(59.8)
Income attributable to noncontrolling interest and redeemable noncontrolling interest	4.4	—	—	—	4.4
(Loss) income from continuing operations attributable to the Company	(62.2)	8.1	(1.9)	0.6	(55.4)
Less: Preferred dividends, deemed dividends and repurchase gains	0.6	—	—	—	0.6
(Loss) income from continuing operations attributable to HC2 common stockholders	(62.8)	8.1	(1.9)	0.6	(56.0)

Earnings allocable to common shares:
Participating shares at end of period:
Weighted-average common stock outstanding	77.1				77.1
Unvested restricted stock	—				—
Preferred stock (as-converted basis)	—				—
Total	77.1				77.1

Percentage of loss allocated to:
Common stock	100.0%				100.0%
Unvested restricted stock	—%				—%
Preferred stock	—%				—%

Numerator for earnings per share, basic:
Net loss from continuing operations attributable to common stock, basic	$(62.8)				$(56.0)

Net loss from continuing operations attributable to common stock, diluted	$(62.8)				$(56.0)

Denominator for basic and dilutive earnings per share
Weighted average common shares outstanding - basic	77.1				77.1
Effect of assumed shares under treasury stock method for stock options and restricted shares and if-converted method for convertible instruments	—				—
Weighted average common shares outstanding - diluted	77.1				77.1

Loss per share - continuing operations
Basic	$(0.82)				$(0.73)
Diluted	$(0.82)				$(0.73)

	Twelve Months Ended December 31, 2021
	HC2 Recast	Banker Steel	Pro Forma Adjustments	Financing Adjustments	Pro Forma
(Loss) income from continuing operations	$(70.6)	$21.5	$(11.6)	$3.0	$(57.7)
Loss attributable to noncontrolling interest and redeemable noncontrolling interest	(6.1)	—	—	—	(6.1)
(Loss) income from continuing operations attributable to the Company	(76.7)	21.5	(11.6)	3.0	(63.8)
Less: Preferred dividends, deemed dividends and repurchase gains	3.6	—	—	—	3.6
(Loss) income from continuing operations attributable to HC2 common stockholders	$(80.3)	$21.5	$(11.6)	$3.0	$(67.4)

Earnings allocable to common shares:
Participating shares at end of period:
Weighted-average common stock outstanding	50.3				50.3
Unvested restricted stock	—				—
Preferred stock (as-converted basis)	0.4				0.4
Total	50.7				50.7

Percentage of loss allocated to:
Common stock	99.2%				99.2%
Unvested restricted stock	—%				—%
Preferred stock	0.8%				0.8%

Numerator for earnings per share
Net loss from continuing operations attributable to common stock, basic	$(79.7)				$(66.9)

Net loss from continuing operations attributable to common stock, diluted	$(80.3)				$(67.4)

Denominator for basic and dilutive earnings per share:
Weighted average common shares outstanding - basic	50.3				50.3
Effect of assumed shares under treasury stock method for stock options and restricted shares and if-converted method for convertible instruments	0.4				0.4
Weighted average common shares outstanding - diluted	50.7				50.7

Loss per share - continuing operations
Basic	$(1.58)				$(1.33)
Diluted	$(1.58)				$(1.33)